Exhibit 99

                       HERITAGE CAPITAL APPRECIATION TRUST

                              REVISED AND RESTATED
                             DISTRIBUTION AGREEMENT



      This Distribution Agreement is made this 22nd day of November 1985, as revised and restated on August 27, 2001, by and between Heritage Capital Appreciation Trust, a Massachusetts business trust (the "Trust"), and Raymond James & Associates, Inc., a Florida corporation (the "Distributor").

      WHEREAS, the Trust is registered with the Securities and Exchange Commission as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered its shares of beneficial interest ("Shares") for sale to the public under the Securities Act of 1933, as amended (the "1933 Act"); and

      WHEREAS, the Trust offers for public sale one or more distinct series of Shares as listed on Exhibit A to this Agreement ("Series"); and

      WHEREAS, the Trust's Board of Trustees has divided the Shares of each Series into one or more classes (each, a "Class"), designated Class A, Class B, and Class C, as listed on Exhibit A; and

      WHEREAS, the Trust wishes to retain the Distributor as principal underwriter in connection with the offering and sale of the Classes of Shares of each Series listed on Exhibit A (as amended from time to time) to this Agreement and to furnish certain other services to the Trust as specified in this Agreement; and

      WHEREAS, the Distributor is willing to accept such appointment to furnish such services on the terms and conditions hereinafter set forth; and

      WHEREAS, this Agreement has been approved by a vote of the Trust's Board of Trustees and certain disinterested Trustees in conformity with Paragraph
(b)(2) of Rule 12b-1 under the 1940 Act; and

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1. APPOINTMENT OF THE DISTRIBUTOR. (a) The Trust hereby appoints the Distributor as principal underwriter in connection with the offering and sale of Shares of each Class of each Series, and the Distributor accepts the appointment. The Trust authorizes the Distributor, as exclusive agent for the Trust, for any existing Series and upon commencement of operations of any future Series, and subject to applicable federal and state law and the Declaration of Trust, Bylaws and the Prospectus and Statement of Additional Information, to:
(a) promote the Series; (b) solicit orders for the purchase of the Shares of the

Series subject to such terms and conditions as the Trust may specify; and (c) hold itself available to receive orders for the purchase of the Shares of the Series, to accept orders for the purchase of the Shares of the Series, and to accept such orders on behalf of the Trust as of the time of receipt of such orders and promptly transmit such orders as are accepted to the Trust and its transfer agent (collectively, "Distribution Services"). The Distributor shall offer the Shares of each Series on an agency or "best efforts" basis under which the Trust shall only issue such Shares as are actually sold. In connection with such sales and offers of sales, the Distributor shall give only such information as is permitted by applicable law, and the Trust shall not be responsible in any way for any other information, statements or representations given or made by the Distributor or its representatives or agents.

      (b) The Distributor shall provide ongoing shareholder liaison services, including responding to shareholder inquiries, providing shareholders with information on their investments, and any other services now and hereafter deemed to be appropriate services for the payment of "service fees" under Conduct Rule 2830 of the National Association of Securities Dealers, Inc. ("NASD") (collectively, "Shareholder Services").

      2. TRUST OBLIGATIONS. The Trust shall keep the Distributor fully informed of its affairs and shall make available to the Distributor copies of all information, financial statements, and other papers that the Distributor reasonably may request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Trust by its independent public accountant and such reasonable number of copies of the most current Prospectus, Statement of Additional Information, and annual and semi-annual reports to shareholders of a Series as the Distributor may request, and the Trust shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares of a Series and in the performance of the Distributor under this Agreement.

      3. THE DISTRIBUTOR AS AGENT. The Distributor shall act as agent of the Trust on behalf of the Series in connection with the sale and repurchase of Shares. Except with respect to such sales and repurchases, the Distributor shall act as principal in all matters relating to the promotion of the sale of Shares of the Series and shall enter into all of its own engagements, agreements and contracts as principal on its own account. The Distributor may enter into agreements with registered dealers and financial institutions it may select for the performance of Distribution and Shareholder Services and may enter into agreements with dealers and other qualified entities to perform recordkeeping and sub-accounting services, as well as Shareholder Services, the form of such agreements to be as mutually agreed upon and approved by the Trust and the Distributor. Each agreement shall provide that such dealer or other entity shall act as principal, and not as an agent, of the Trust on behalf of the Series.

      4.  PUBLIC  OFFERING  PRICE.  The public  offering  price of each Class of
Shares of each Series is equal to the net asset value per share of the outstanding Shares of a Series plus any applicable sales charges as described in the Trust's Registration Statement. The net asset value per share shall be determined in accordance with the provisions of the Trust's Registration Statement. The Trust shall make available to the Distributor a statement of each computation of net asset value and of the details entering into such computation.



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

      5. COMPENSATION. (a) As compensation for providing Distribution Services under this Agreement, the Distributor shall retain the sales charge, if any, on purchases of Shares as set forth in the Registration Statement. The Distributor is authorized to collect the gross proceeds derived from the sale of the Shares, remit the net asset value thereof to the Series upon receipt of the proceeds and retain the sales charge, if any.

      (b) The Distributor also shall receive from each Series a distribution fee and a service fee at the rates and under the terms and conditions of the Distribution Plans ("Plans") adopted by each Class of a Series, as such Plans are in effect from time to time, and subject to any further limitations on such fees as the Trust's Board of Trustees may impose. Such fees are set forth in Exhibit A.

      (c) The Distributor may reallow any or all of the sales charge, distribution fee and service fee that it has received under this Agreement to such dealers or sub-accountants as it may from time to time determine; provided, however, that unless permitted under the rules of the NASD, the Distributor may not reallow to any dealer for Shareholder Services an amount in excess of 0.25% of the average annual net asset value of the shares with respect to which said dealer provides Shareholder Services.

      (d) The Distributor may pay to dealers and other financial institutions through whom Classes of Shares are sold, such sales commission as the Distributor may specify from time to time. Payment of any such sales commissions shall be the sole obligation of the Distributor.

      (e) No provision of this Agreement shall be deemed to prohibit any payments by a Class of a Series to the Distributor or by a Class of a Series or the Distributor to investment dealers, financial institutions and 401(k) plan service providers where such payments are made under a distribution plan adopted by the Series pursuant to Rule 12b-1 under the 1940 Act or from the Distributor's own resources.

      6. ACCEPTING AND REJECTING ORDERS. The Distributor will accept orders for the purchase of Shares of a Series only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders. It is mutually understood and agreed that the Trust may reject purchase orders where, in the judgment of the Trust, such rejection is in the best interest of the Trust.

      7. DUTIES AND EXPENSES OF THE TRUST. (a) The Trust agrees, at its own expense, to register the Shares with the Securities and Exchange Commission and to prepare and file from time to time such Prospectuses, Statements of Additional Information, amendments, reports and other documents as may be necessary to maintain the Registration Statement. Each Series shall bear all expenses related to preparing and printing the Prospectuses, Statements of Additional Information and other materials required by law and such other expenses, including printing and mailing expenses, related to the Series' communications with persons who are shareholders of that Series.

      (b) Each Series agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Trust's officers in connection with the qualification of Shares for sale in such states as the Distributor may designate to the Series and the Series may approve, and the Series agrees to pay all expenses which may be incurred in connection with such qualification.

      8. DUTIES AND EXPENSES OF THE DISTRIBUTOR. The Distributor shall finance activity that is intended to result in the sale and retention of Shares of each Class of each Series including, but not limited to, compensation paid to registered representatives of the Distributor and to participating dealers that have entered into sales agreements with the Distributor, advertising, salaries and other expenses of the Distributor relating to selling or servicing efforts, expenses of organizing and conducting sales seminars, printing of Prospectuses, Statements of Additional Information and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature and other sales promotion expenses. The Distributor shall pay all expenses connected with its own qualification as a dealer under state or federal laws. Except as specifically provided in this Agreement, the Trust and the Series shall bear none of the expenses of the Distributor in connection with its offer and sale of each Class of Shares.

      9. INDEMNIFICATION. (a) The Trust agrees to indemnify, defend and hold harmless the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers or directors, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or Statement of Additional Information or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, provided that in no event shall anything contained in this Agreement be construed so as to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement, and further provided that the Trust shall not indemnify the Distributor for conduct as set forth in paragraph 9(b) below. The Distributor agrees that it shall look only to the assets of a particular Series or Class, as applicable, and not to any other Series or Class for satisfaction of any obligation created by this paragraph or otherwise arising under this Agreement.

      (b) The Distributor agrees to indemnify, defend and hold harmless the Trust, its several officers and directors, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact


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

contained in information furnished in writing by the Distributor to the Trust for use in the Registration Statement, Prospectus or Statement of Additional Information or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, Prospectus or Statement of Additional Information or necessary to make such information not misleading.

      10. WITHDRAWAL OF OFFERING. The Trust reserves the right at any time to withdraw all offerings of the Shares by written notice to the Distributor at its principal office.

      11. CERTIFICATES. The Trust is not required to issue certificates representing Shares. If the Trust elects to issue certificates and a shareholder request for certificates is transmitted through the Distributor, the Trust will cause certificates evidencing the Shares owned to be issued in such names and denomination as the Distributor shall from time to time direct, provided that no certificates shall be issued for fractional Shares.

      12. REPURCHASE OF SHARES. The Distributor at its sole discretion may, directly or through dealers, repurchase Shares offered for sale by the shareholders. Repurchase of Shares of any Series by the Distributor shall be at the net asset value of the applicable Series next determined after a repurchase order has been received. On each business day, the Distributor shall notify, by telex, electronic mail or in writing, the Trust and the Trust's transfer agent of the orders for repurchase of Shares received by the Distributor since the last such report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchase. Upon such notice, the Trust shall pay the Distributor such amounts as are required by the Distributor for the repurchase of such Shares in cash or in the form of a credit against moneys due the Trust from the Distributor as proceeds from the sale of Shares. The Distributor will receive no commission or other remuneration for repurchasing Shares other than the compensation set forth in paragraph 5 hereof. The Trust reserves the right to suspend such repurchases upon written notice to the Distributor. The Distributor further agrees to act as agent for the Trust to receive and transmit promptly to the Trust's transfer agent shareholder and dealer requests for redemption of Shares.

      13. INDEPENDENT CONTRACTOR STATUS. The Distributor is an independent contractor and shall be agent for the Trust only with respect to the sale and repurchase of the Shares.

      14. NON-EXCLUSIVE SERVICES. The services of the Distributor to the Trust under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

      15. REPORTS TO THE BOARD. The Distributor shall prepare reports for the Trust's Board of Trustees upon request showing such information concerning expenditures related to this Agreement.

      16. PRIVACY POLICY. The Distributor acknowledges and agrees that any non-public personal information relating to customers of the Trust may be provided to the Distributor solely for the purpose of enabling it to perform


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

services pursuant to this Agreement and may not be re-used by the Distributor for any other purpose. The Trust has provided the Distributor with a copy of the Trust's privacy policy under Regulation S-P, 17 C.F.R. Part 240, and will provide copies of annual and other notices under, or amendments to its privacy policy. The Distributor agrees that non-public personal information will not be released to any third parties except as permitted by both Regulation S-P and policies of the Trust. The Distributor represents and warrants to the Trust that it has adopted and implemented procedures to safeguard non-public personal information relating to customer records and information, and that such procedures are reasonably designed to: (i) insure the security and confidentiality of customer records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of customer records and information; and (iii) protect against unauthorized access to or use of customer records or information.

      17. DEFINITIONS. As used in this Agreement, the term(s):

      (a) "assignment", "interested person", and "majority of the outstanding voting securities" shall have the meaning given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

      (b) "net assets" shall have the meaning ascribed to it in the Trust's Declaration of Trust.

      (c) "Prospectus" and "Statement of Additional Information" shall mean the current form of Prospectus and Statement of Additional Information filed by the Trust as part of the Registration Statement.

      (d) "Registration Statement" shall mean the registration statement most recently filed by the Trust with the Securities and Exchange Commission and effective under the 1940 Act and 1933 Act, as such Registration Statement is amended by any amendments thereto at the time in effect.

      18. EFFECTIVE DATE AND RENEWAL OF AGREEMENT. This Agreement will become effective with respect to the Trust on the date written above and, unless sooner terminated as provided herein, will continue in effect for one year from the date of its execution and from year to year thereafter, provided that such continuance is specifically approved at least annually (a) by the Trust's Board of Trustees or (b) by a vote of a majority of the outstanding voting securities of the Trust, provided that in either event the continuance also is approved by a majority of the Trust's Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Trust's Distribution Plans pursuant to Rule 12b-1 under the 1940 Act in this Agreement or in any agreement related to the Trust's Distribution Plans ("Independent Trustees"), by vote cast in person at a meeting called for the purpose of voting on such approval.



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

      19. ASSIGNMENT AND TERMINATION OF AGREEMENT. This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Trust or by the Distributor on 60 days' written notice to the other party. The Trust may effect such termination by a vote of (i) a majority of the Trust's Board of Trustees, (ii) a majority of the Independent Trustees, or (iii) a majority of the outstanding voting securities of the Trust.

      20. AMENDMENTS. This Agreement may be amended in writing by the parties only if the terms of the amendment are either (a) approved by the Trust's Board of Trustees or, (b) with respect to any given Series, by a vote of a majority of the outstanding voting securities of that Series at a duly called meeting of the shareholders. In either case, the majority of the Independent Trustees must approve the amendment.

      21. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Florida, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act, provided, however, that to the extent that the applicable laws of the State of Florida conflict with the applicable provisions of the 1940 Act, the latter shall control.

      22. MASSACHUSETTS BUSINESS TRUST. Notice is hereby given that the Distributor shall have no right to seek to proceed against or enforce this Agreement against the individual shareholders of any Class or against the Trustees or officers of any Class. Rather, the Distributor can seek to enforce this Agreement only against the applicable Class itself.

      23. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.


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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on this day and year first above written.



Attest:                                 HERITAGE CAPITAL APPRECIATION TRUST


By:                                  By: /s/ K.C. Clark
   ------------------------------       -------------------------------------
                                            Name:  K.C. Clark
                                            Title: Executive Vice President and
                                                   Principal Executive Officer

Attest:                                 RAYMOND JAMES & ASSOCIATES, INC.


By: /s/ Deborah A. Malina            By: /s/ Jimmy R. Pate
   ------------------------------       -------------------------------------
     Deborah A. Malina                      Name:  Jimmy R. Pate
                                            Title: Senior Vice President



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

                                    EXHIBIT A
                       HERITAGE CAPITAL APPRECIATION TRUST


      The Heritage Capital Appreciation Trust consists of the Series and Classes set forth below. Those Classes pay the Distributor, pursuant to Paragraph 5 of this Agreement, the following service and/or distribution fees pursuant to the
Plans:

                                                      Percentage of Daily
    Series/Classes                                    Net Assets

    Heritage Capital Appreciation Trust
        Class A                                       up to .50%*
        Class B                                        1.00%
        Class C                                        1.00%

    ____________________
    *Heritage Capital Appreciation Trust pays a Rule 12b-1 fee of .25% on all sales after April 3, 1995 (the date the Trust's multiple class system was implemented). The Trust continues to pay a Rule 12b-1 fee of .50% on amounts representing shares sold prior to April 3. This will result in an overall Rule 12b-1 fee of between .25% and .50%.




Date:  August 27, 2001